                                                                    Exhibit 2.02
                               ARTICLES OF MERGER

                       UNITED DOMINION REALTY TRUST, INC.,
                             A VIRGINIA CORPORATION
                                       AND
                              UDRT MARYLAND, INC.,
                             A MARYLAND CORPORATION

         The undersigned corporations, pursuant to Title 13.1, Chapter 9,
Article 12 of the Code of Virginia, hereby execute the following articles of merger and set forth:

                                       ONE

         United Dominion Realty Trust, Inc. ("UDRT Virginia") shall be merged into UDRT Maryland, Inc. ("UDRT Maryland") pursuant to the Agreement and Plan of Merger attached hereto as Exhibit A (the "Plan of Merger").

                                       TWO

         (1) The Plan of Merger was submitted to the shareholders of UDRT Virginia by the board of directors of UDRT Virginia in accordance with the provisions of Chapter 9 of Title 13.1 of the Code of Virginia, and:

                  (a) The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the Plan of Merger were:

Designation       No. of Outstanding Shares     No. of Votes
Common Stock      108,827,959                   102,508,685

                  (b) The total number of votes cast for and against the Plan of Merger by each voting group entitled to vote separately on the plan was:

 Voting Group      Total No. of Votes Cast    Total No. of Votes Cast
                   FOR the Plan of Merger     AGAINST the Plan of Merger
Common Stock            74,134,384                   3,209,386

                  (c) And the number cast for the Plan of Merger by each voting group was sufficient for approval by that voting group.

         (2) The Plan of Merger was submitted to the sole stockholder of UDRT Maryland by the board of directors of UDRT Maryland in accordance with the provisions of Chapter 9 of Title 13.1 of the Code of Virginia, and approved and adopted by the written consent of the sole stockholder.

         The undersigned officers declare that the facts herein stated are true as of June 11, 2003.

                                            United Dominion Realty Trust, Inc.

                                            By: /s/ Mary Ellen Norwood
                                                --------------------------------
                                                    Mary Ellen Norwood
                                                    Vice President and Secretary

                                            UDRT Maryland, Inc.

                                            By: /s/ Warren L. Troupe
                                                --------------------------------
                                                    Warren L. Troupe
                                                    President

                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement"), dated as of June 11, 2003, is by and between United Dominion Realty Trust, Inc., a Virginia corporation ("UDRT") and UDRT Maryland, Inc., a Maryland corporation and a wholly owned subsidiary of UDRT ("UDRT Maryland").

                                   WITNESSETH:

         WHEREAS, UDRT is a corporation duly formed under the laws of the Commonwealth of Virginia;

         WHEREAS, UDRT Maryland is a corporation duly formed under the laws of the State of Maryland; and

         WHEREAS, the board of directors and shareholders of UDRT and the board of directors and sole shareholder of UDRT Maryland each deems it desirable, upon the terms and subject to the conditions of this Agreement, that UDRT be merged with and into UDRT Maryland and that UDRT Maryland be the surviving entity.

         NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

         Section 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the laws of the Commonwealth of Virginia and the State of Maryland, UDRT shall be merged with and into UDRT Maryland (the "Merger"). As a result of the Merger, the identity and separate existence of UDRT shall cease and UDRT Maryland, Inc. shall continue as the surviving entity of the Merger (sometimes referred to herein as the "Surviving Corporation"). In connection with the Merger, the name of UDRT Maryland, Inc. will be changed to United Dominion Realty Trust, Inc.

         Section 1.02. EFFECTIVE TIME. The parties shall cause the Merger to be consummated by filing articles of merger with the State Corporation Commission of the Commonwealth of Virginia and the State Department of Assessments and Taxation of the State of Maryland, as required by, and executed in accordance with the relevant laws of the Commonwealth of Virginia and the State of Maryland, all to be effective as of the time of acceptance of the Articles of Merger by the State Corporation Commission of the Commonwealth of Virginia and the State Department of Assessments and Taxation of the State of Maryland (the "Effective Time").

         Section 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided under the laws of the Commonwealth of Virginia and the State of Maryland. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights, privileges, powers and franchises of UDRT, shall vest in the Surviving Corporation,

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and all debts, liabilities and duties of UDRT shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.04. SUBSEQUENT ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of UDRT acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the proper officers of the Surviving Corporation shall be and hereby are directed and authorized to execute and deliver, in the name and on behalf of UDRT, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of UDRT or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II

                              CONVERSION OF SHARES

         At the Effective Time, by virtue of the Merger and without any action on the part of UDRT or UDRT Maryland, each share of the outstanding capital stock of UDRT shall be exchanged for one share of the outstanding capital stock of UDRT Maryland.

                                  ARTICLE III

                                  GOVERNING LAW

         This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland, without giving effect to principles of conflicts of laws.

     [Remainder of page intentionally left blank, signature page to follow.]

         IN WITNESS WHEREOF, UDRT and UDRT Maryland have each caused this Agreement to be duly executed under seal, all as of the date first above written.

                  UNITED DOMINION REALTY TRUST, INC., a Virginia corporation

                  By: /s/ Mary Ellen Norwood
                      ------------------------------------------------
                          Mary Ellen Norwood
                          Vice President and Secretary

                  UDRT MARYLAND, INC., a Maryland corporation

                  By: /s/ Warren L. Troupe
                      ------------------------------------------------
                          Warren L. Troupe
                          President